SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  |X|

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ISB FINANCIAL CORPORATION
  ---------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1.     Title of each class of securities to which transaction applies:

                --------------------------------------------------------------

         2.     Aggregate number of securities to which transaction applies:

                --------------------------------------------------------------

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                --------------------------------------------------------------

         4.     Proposed maximum aggregate value of transaction:

                --------------------------------------------------------------

         5.     Total fee paid:

                --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount previously paid:

         -------------------------------

2.       Form, Schedule or Registration Statement No.:

         -------------------------------

3.       Filing Party:

         -------------------------------

4.       Date Filed:

         -------------------------------

                     [ISB FINANCIAL CORPORATION LETTERHEAD]


                                  April 5, 2000


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of ISB Financial Corporation. The Annual Meeting will be held at the main office of IBERIABANK located at 1101 East Admiral Doyle Drive, New Iberia, Louisiana, on Friday, May 5, 2000 at 1:00 p.m., Central Time.

     The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials. Also enclosed is an Annual Report to Stockholders for the 1999 fiscal year. Directors and officers of the Company as well as representatives of the Company's independent auditors will be present to respond to any questions the stockholders may have.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     We sincerely appreciate your continued support of, and interest in, ISB Financial Corporation.

                                                     Sincerely,

                                                     /s/ Daryl G. Byrd

                                                     Daryl G. Byrd
                                                     PRESIDENT

                            ISB FINANCIAL CORPORATION
                          1101 EAST ADMIRAL DOYLE DRIVE
                           NEW IBERIA, LOUISIANA 70560
                                 (318) 365-2361

                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 5, 2000

                                  ------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of ISB Financial Corporation (the "Company") will be held at the main office of IBERIABANK located at 1101 East Admiral Doyle Drive, New Iberia, Louisiana, on Friday, May 5, 2000 at 1:00 p.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

     (1) To elect three directors for a three-year term expiring in 2003, and until their successors are elected and qualified;

     (2) To ratify the appointment by the Board of Directors of Castaing, Hussey, Lolan & Dauterive, L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 2000;

     (3) To consider and approve an amendment to the Articles of Incorporation of the Company changing its name to "IBERIABANK Corporation"; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed March 9, 2000 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Emile J. Plaisance, Jr.

                                            Emile J. Plaisance, Jr.
                                            CHAIRMAN OF THE BOARD

New Iberia, Louisiana
April 5, 2000

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

--------------------------------------------------------------------------------

                            ISB FINANCIAL CORPORATION

                                    ---------

                                 PROXY STATEMENT

                                    ---------

                         ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 5, 2000

     This Proxy Statement is furnished to holders of common stock, $1.00 par value per share ("Common Stock"), of ISB Financial Corporation (the "Company"), the parent holding company of IBERIABANK (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the main office of the Bank located at 1101 East Admiral Doyle Drive, New Iberia, Louisiana, on Friday, May 5, 2000 at 1:00 p.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 5, 2000.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, EACH PROXY RECEIVED WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR DESCRIBED HEREIN, FOR RATIFICATION OF THE APPOINTMENT OF CASTAING, HUSSEY, LOLAN & DAUTERIVE, L.L.P. FOR FISCAL 2000, AND FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF
INCORPORATION TO CHANGE THE COMPANY'S NAME TO "IBERIABANK CORPORATION." The proxy solicited hereby also confers authority upon the persons named therein to exercise discretionary authority and vote as determined by a majority of the Board of Directors with respect to, among other things, matters which they do not know, a reasonable time prior to the distribution of this Proxy Statement, are to be presented at the Annual Meeting. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (through Donald P. Lee, Secretary, ISB Financial Corporation); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

     Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any other matters that are to come before the Annual Meeting.

                                     VOTING

     Only stockholders of record at the close of business on March 9, 2000 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 6,558,737 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. Directors are elected by a plurality of the votes cast with a quorum present. The affirmative vote of a majority of the total votes present in person and by proxy is required to ratify the appointment of the independent auditors. The affirmative vote of a majority of the shares entitled to vote generally in an election of directors is required to approve the proposal to change the Company's name. Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                      DIRECTORS WHOSE TERMS ARE CONTINUING
                   AND NOT CONTINUING, AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the Board of Directors permits. The directors shall be elected by the stockholders of the Company for staggered terms, or until their successors are elected and qualified.

     At the Annual Meeting, stockholders of the Company will be asked to elect one class of directors, consisting of three directors, for a three-year term expiring in 2003, and until their successors are elected and qualified. The Board of Directors has nominated Ernest P. Breaux, Jr., Cecil C. Broussard and Richard F. Hebert, each of whom is currently a director of the Company and the Bank. Ray Himel and Emile J. Plaisance, Jr., whose terms will expire at the Annual Meeting, will retire upon the election of their successors. To equalize the classes, Mr. Hebert, whose current term as a director will expire in 2001, has agreed to stand for election at the Annual Meeting.

     No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     The following tables present information concerning the directors of the Company.

                                             PRINCIPAL OCCUPATION DURING               DIRECTOR        PRESENT TERM
       NAME               AGE(1)                THE PAST FIVE YEARS                    SINCE(2)           TO EXPIRE
       ----               ------               ----------------------                  --------        --------------

                                         NOMINEES FOR TERMS TO EXPIRE IN 2003
Ernest P. Breaux, Jr.      55               President and Chief Executive               1999              2000
                                            Officer of Ernest P. Breaux
                                            Electrical, Inc., an electrical
                                            engineering firm.

Cecil C. Broussard         68               Retired automobile dealer and               1967              2000
                                            real estate broker specializing
                                            in commercial properties.

Richard F. Hebert          41               President and Owner of Hebert's             1999              2001
                                            Home & Garden Showplace,
                                            Inc., a retail home and garden
                                            store.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

                                                   (Footnotes on following page)

                                            PRINCIPAL OCCUPATION DURING           DIRECTOR        PRESENT TERM
       NAME               AGE(1)                THE PAST FIVE YEARS __            SINCE(2)          TO EXPIRE
       ----               ------        ------------------------------------      --------      ------------------

                                           DIRECTORS CONTINUING IN OFFICE
Elaine D. Abell             57      Attorney in private practice in Lafayette,      1993            2001
                                    Louisiana.

William H. Fenstermaker     51      President and Chief Executive Officer of        1990            2001
                                    C.H. Fenstermaker and Associates, Inc.,
                                    Lafayette, Louisiana, which provides oil
                                    and gas surveying, mapping, municipal
                                    engineering, environmental consulting
                                    and computer information system services.

Larrey G. Mouton            58      Chief Executive Officer of the Company;         1985            2001
                                    President of the Company and President
                                    and Chief Executive Officer of the Bank
                                    until July 1999; Chairman of the Board of
                                    the Bank since July 1999.

Harry V. Barton, Jr.        45      Certified public accountant in private          1993            2002
                                    practice in Lafayette, Louisiana.

Daryl G. Byrd               45      President of the Company since July 1999;       1999            2002
                                    President and Chief Executive Officer
                                    of the Bank since July 1999; President
                                    and Chief Executive Officer of Bank One
                                    New Orleans Region (1998-1999); Executive
                                    Vice President of First Commerce Corpora-
                                    tion in charge of commercial bank and
                                    mortgage banking groups (1992-1998);
                                    President and Chief Executive Officer of
                                    Rapides Bank and Trust Company (1990-1992).

E. Stewart Shea, III        48      Vice President of Bayou Management              1990            2002
                                    Services, New Iberia, Louisiana, a
                                    provider of contractor services to the oil
                                    field industry; President of Bayou Pipe
                                    Coating Company and Vice President of
                                    Bayou Coating, LLC, affiliates of Bayou
                                    Management Services.

                                         DIRECTORS NOT CONTINUING IN OFFICE

Ray Himel                   72      Owner of Himel Motor Supply Corp.,              1963            2000
                                    a chain of auto supply stores located
                                    throughout southern Louisiana; Himel
                                    Marine, a marine dealership located in
                                    New Iberia and Lafayette, Louisiana; and
                                    several Ace Hardware stores located
                                    throughout southern Louisiana.

Emile J. Plaisance, Jr.             72  Retired since August 1992; previously       1981            2000
                                    President of the Bank.

----------------------
(1)      As of the Voting Record Date.
(2)      Includes service as a director of the Bank.

                             STOCKHOLDER NOMINATIONS

     Article 6, Section F ("Article 6.F.") of the Company's Articles of Incorporation governs nominations of candidates for election as director of any annual meeting of stockholders and provides that such nominations, other than those made by the Board, may be made by any stockholder entitled to vote at such annual meeting provided such nomination is made in accordance with the procedures set forth in Article 6.F., which is summarized below.

     Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person,
(ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock which are Beneficially Owned (as defined in Article 9.A.(e) of the Articles of Incorporation) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of
Schedule 14A; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and
(ii) the class and number of shares of Company stock which are Beneficially Owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

     The Board of Directors or a designated committee thereof may reject any nomination by a stockholder not made in accordance with the requirements of
Article 6.F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6.F.

           COMMITTEES AND MEETINGS OF THE BOARD; DIRECTOR NOMINATIONS

     The Board of Directors of the Company has established an Audit Committee and a Compensation Committee. The Board of Directors of the Company meets on a monthly basis and may have additional special meetings. Nominations for directors of the Company are made by the full Board of Directors. During the fiscal year ended December 31, 1999, the Board of Directors met 11 times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period.

     AUDIT COMMITTEE. The Audit Committee consists of Messrs. Barton, Jr. (Chairman), Shea and Himel. The Audit Committee supervises the Company's Internal Auditor and is responsible for reviewing the performance, and overseeing the engagement, of the Company's independent certified public accountants. The Audit Committee met nine times during fiscal 1999. No member of the Audit Committee is a current or former employee of the Company or any of its subsidiaries.

     COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Broussard (Chairman), Fenstermaker and Shea. The Compensation Committee reviews the compensation of the Company's executive officers. The Compensation Committee met nine times during fiscal 1999. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for the fiscal year ended December 31, 1999 is set forth below.

     In addition to the committees described above, the Bank has established committees which include members of the Board and senior management and which meet as required. These committees include, among others, an Audit Committee, Budget and Planning Committee, Executive Committee, Compensation Committee, Investment Committee, Commercial Loan Committee and Loan Committee.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Set forth below is information with respect to the principal occupations for the executive officers of the Company and the Bank who do not serve as directors.

     BARRY MULROY, age 53, is Executive Vice President and Chief Administrative Officer of the Bank. Prior to joining the Bank in November 1999, Mr. Mulroy served as a Human Resources Consultant for Bank One Louisiana from 1998 to October 1999. From 1993 to 1998, Mr. Mulroy served as Human Resources Director, Executive Vice President of First Commerce Corporation. From 1988 to 1993, Mr. Mulroy served as Marketing Director, Senior Vice President of First Commerce Corporation. From 1987 to 1988, Mr. Mulroy served as Retail and Administration Groups Manager, Executive Vice President of First National Bank of Lafayette. From 1985 to 1987, Mr. Mulroy managed Loan Operations and Human Resources as Senior Vice President of First National Bank of Lafayette. Prior to 1985, Mr. Mulroy served as Vice President of First Tennessee National Corporation, with a variety of managerial responsibilities in both the operational and sales areas. He began his career at First Tennessee National Corporation in 1967.

     JOHN R. DAVIS, age 39, is Executive Vice President and Chief Strategic Planning Officer of the Company. Prior to joining the Bank in December 1999, Mr. Davis served as Corporate Senior Vice President of Crestar Financial Corporation of Virginia from 1997 to June 1999. From 1993 to 1997, Mr. Davis served as Senior Vice President of First Commerce Corporation. From 1983 to 1993, Mr. Davis served as Senior Vice President of BB&T (North Carolina). Mr. Davis is also a Chartered Financial Analyst.

     PATRICK TRAHAN, age 39, is Executive Vice President, Lafayette Market President and Retail Segment Leader of the Bank. Prior to joining the Bank in August 1999, Mr. Trahan served as President and Chief Executive Officer of Rapides Bank & Trust Company from 1992 to 1998 and Executive Vice President and Senior Credit Policy Officer from 1992 to 1998. From 1985 to 1990, Mr. Trahan served as Senior Vice President of First National Bank of Lafayette. From 1982 to 1985, Mr. Trahan served as Bank Officer and Commercial Lender of American Bank of Lafayette.

     MICHAEL BROWN, age 36, is Executive Vice President, New Orleans Market President and Chief Credit Officer of the Bank. Mr. Brown also serves as Commercial Segment Leader. Prior to joining the Bank in December 1999, Mr. Brown served in several senior roles with Bank One Louisiana, including Chief Credit Officer from 1998 to 1999. From 1996 to 1998, Mr. Brown served as Senior Vice President, Manager of Credit and Client Services of First Commerce Corporation. From 1987 to 1996, Mr. Brown served as Vice President of Wachovia Bank. Mr. Brown is also a Chartered Financial Analyst.

     GEORGE J. BECKER,  age 59, is Executive  Vice  President  and Monroe Market
President of the Bank. Prior to joining the Bank in December 1999, Mr. Becker worked on special projects for Bank One Corporation from 1998 to 1999. From 1991 to 1998, Mr. Becker served as Senior Vice President of First Commerce Corporation. From 1989 to 1991, Mr. Becker served as Executive Vice President of Rapides Bank and Trust Company. From 1983 to 1989, Mr. Becker served as Executive Vice President and Chief Financial Officer of First National Bank of Lafayette. From 1973 to 1983, Mr. Becker served as Vice President and Controller of First National Bank of Commerce. From 1970 to 1973, Mr. Becker served as Budget Department Manager and Contract Estimator of Litton Industries. From 1965 to 1969, Mr. Becker served on the Financial and Audit Staff of The Boeing Company. Mr. Becker is also a Certified Public Accountant.

     DONALD P. LEE, age 40, is Executive Vice President, In-House Counsel and Secretary of the Company. Prior to joining the Bank in 1998, Mr. Lee served as Executive Vice President and In-House Counsel at Royal Card Bank from 1996 to 1997. From 1994 to 1996, Mr. Lee served as Vice President and In-House Counsel at Bank of Lafayette. From 1993 to 1994, Mr. Lee served as a trial consultant for Litigation Dynamics, Inc.

     JAMES R. MCLEMORE, JR., age 40, is Senior Vice President and Chief Financial Officer of the Company. Prior to joining the Bank in 1998, Mr. McLemore served as Staff Accountant with the Securities and Exchange Commission ("SEC") from 1997 to 1998 and as Vice President and Treasurer of Bank
Corporation of Georgia from 1990 to 1997. Mr. McLemore is also a Chartered Financial Analyst and a Certified Public Accountant.

     JANEL F. TATE, age 45, is Senior Vice President and Mortgage Lending Manager of the Bank. Ms. Tate has been with the Bank since 1984 and prior to the appointment to her current position in September 1997, Ms. Tate served as Senior Vice President and Compliance Manager from 1966 to 1997 and as Vice President and Mortgage Executive prior thereto.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the 1934 Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) certain executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

                                                     COMMON STOCK
                                                BENEFICIALLY OWNED AS OF
                                             VOTING RECORD DATE(1)(2)(3)(4)
                                             ------------------------------
    NAME OF BENEFICIAL OWNER                      AMOUNT       PERCENTAGE
    ------------------------                      ------       ----------

ISB Financial Corporation                       567,335(5)        8.7%
  Employee Stock Ownership Plan Trust
1101 E. Admiral Doyle Drive
New Iberia, Louisiana 70560

John Hancock Mutual Life                        448,000(6)        6.8
 Insurance Company
John Hancock Place
P. O. Box 111
Boston, Massachusetts 02199

DePrince, Race & Zollo, Inc.                    651,000(7)        9.9
201 S. Orange Ave., Suite 850
Orlando, Florida 32801

Dimensional Fund Advisors, Inc.                 415,600(8)        6.3
1299 Ocean Avenue
11th Floor
Santa Monica, California  90401

Directors:
---------

Elaine D. Abell                                   23,352          *
Harry V. Barton, Jr.                              26,420          *
Ernest P. Breaux, Jr.                              2,000          *
Cecil C. Broussard                                41,221          *
Daryl G. Byrd                                     30,286          *
William H. Fenstermaker                           18,499          *
Richard F. Hebert                                  5,283          *
Ray Himel                                         24,671          *
Larrey G. Mouton                                 138,745          2.1
Emile J. Plaisance, Jr.                           31,506          *
E. Stewart Shea, III                              44,552          *

Executive Officers who are not Directors:
----------------------------------------
Barry Mulroy                                      10,000          *
John R. Davis                                     11,500          *
Patrick Trahan                                    12,500          *
Michael Brown                                     10,000          *
George J. Becker                                  10,000          *
Donald P. Lee                                     15,002          *
James R. McLemore, Jr.                             7,479          *
Janel Tate                                        12,073          *
All Directors and Executive Officers of the      474,003          7.1%
  Company as a group (19 persons)

                                                   (Footnotes on following page)

------------------
* Represents less than 1% of the outstanding Common Stock.

(1) For purposes of this table, pursuant to rules under the 1934 Act, an individual is considered to "beneficially own" shares of Common Stock if he or she, directly or indirectly, has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. In addition, an individual is deemed to be the beneficial owner of any share of Common Stock of which he or she has the right to acquire voting power within 60 days of the Voting Record Date.
(2) Includes shares of Common Stock owned directly by directors and executive officers as well as shares held by their spouses, children and trusts of which certain directors are trustees. Also includes shares allocated to the accounts of participants in the ISB Financial Corporation Employee Stock Ownership Plan ("ESOP") and executive officers' accounts in the Bank's 401(k) retirement plan.
(3) Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of the Voting Record Date upon the exercise of stock options: 8,628 shares by each of Ms. Abell and Messrs. Barton, Broussard, Fenstermaker, Himel, Plaisance and Shea; 79,077 shares by Mr. Mouton; 2,286 shares by Mr. Lee; 429 shares by Mr. McLemore; 1,008 shares by Ms. Tate; and 143,196 shares by all directors and executive officers as a group.
(4) Includes beneficial ownership of the following numbers of shares held in the Recognition and Retention Plan of Iberia Savings ("RRP") Trust ("RRP Trust") that may be voted by the following persons: 4,601 shares by each of Ms. Abell and Messrs. Barton, Broussard, Fenstermaker, Himel, Plaisance and Shea; 16,869 shares by Mr. Mouton; 28,000 shares by Mr. Byrd; 10,000 shares by each of Messrs. Mulroy, Davis, Brown and Becker; 12,500 shares by Mr. Trahan; 8,714 shares by Mr. Lee; 5,571 shares by Mr. McLemore; 2,571 shares by Ms. Tate; and 146,432 shares by all directors and executive officers as a group.
(5) The ISB Financial Corporation Employee Stock Ownership Plan Trust was established pursuant to the ESOP. Messrs. Broussard, Fenstermaker and Shea act as trustees of the ESOP ("Trustees"). As of the Voting Record Date, 302,495 shares held in the ESOP Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions and unallocated shares will be voted in the same ratio on any matter as to those shares for which instructions are given. The amount of Common Stock beneficially owned by each individual trustee or all directors and executive officers as a group does not include the unallocated shares held by the ESOP Trust.
(6) Pursuant to a Schedule 13G, filed on January 15, 1999, John Hancock Advisers, Inc., a registered investment adviser and indirect, wholly-owned subsidiary of John Hancock Mutual Life Insurance Company, has sole voting and dispositive power pursuant to advisory agreements with the following: the John Hancock Bank and Thrift Opportunity Fund, which holds 106,000 shares of Common Stock, the John Hancock Bank Regional Fund, which holds 320,000 shares of Common Stock, and the Southeastern Thrift and Bank Fund, Inc., which holds 22,000 shares of Common Stock.
(7) As reported in a Schedule 13G filed by DePrince, Race & Zollo, Inc. on February 14, 2000.
(8) Pursuant to a Schedule 13G, filed on February 3, 2000, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the "Funds"). In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds. All securities reported by Dimensional are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

                  COMPLIANCE WITH SECTION 16(A) OF THE 1934 ACT

     Section 16(a) of the 1934 Act requires the officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, 1999, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the 1934 Act.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     Directors and officers do not receive separate compensation directly from the Company. All compensation is paid by the Bank. The following table sets forth a summary of certain information concerning the compensation paid for services rendered in all capacities during the years ended December 31, 1999, 1998 and 1997 to the Chief Executive Officer and the other executive officers of the Company and its subsidiaries whose total compensation during the fiscal year exceeded $100,000.

                                                                                   LONG-TERM COMPENSATION
                                                                         -----------------------------------------------------------
                                         ANNUAL COMPENSATION                          AWARDS               PAYOUTS
                                ---------------------------------------  -------------------------------   -------
                                                                           RESTRICTED       SECURITIES
NAME AND                                                OTHER ANNUAL         STOCK          UNDERLYING      LTIP         ALL OTHER
PRINCIPAL POSITION       YEAR      SALARY       BONUS   COMPENSATION(1)   AWARD(S)(2)    OPTIONS/SARS(#)    PAYOUTS    COMPENSATION
------------------       ----      ------       -----   ---------------   -----------    ---------------    -------    ------------

Larrey G. Mouton         1999   $228,800       $60,001        $--             $--              --            $--         $17,871(3)
  Chief Executive        1998    200,003           525         --              --              --            $--         $38,159(3)
  Officer                1997    200,003           500         --              --              --            $--         $55,804(3)

Daryl G. Byrd            1999   $110,769(4)    $    --        $--         $616,000(5)        84,000          $--         $    --
  President

Donald P. Lee            1999   $109,917       $13,469        $--         $ 64,125(7)          --            $--         $ 7,091(8)
  Executive Vice         1998     89,792         1,300         --              --              --             --          13,398(8)
  President and          1997     22,500(6)         50         --         $207,000(7)         8,000           --              --
  Secretary

James R. McLemore, Jr.   1999   $104,018       $ 5,520        $--         $129,000(10)         --            $--         $ 4,743(11)
  Senior Vice President  1998     36,800(9)    $    --        $--              --             3,000           --              --
  and Chief Financial
  Officer

John J. Ballatin         1999   $137,616(12)   $24,722        $--         $ 64,125(13)         --            $--         $    --
  Executive Vice         1998    103,000         2,608         --              --             5,000           --          16,693(14)
  President              1997     63,350(12)    14,050         --          247,500(13)       10,000           --              --

Ronald Howton            1999   $ 99,402       $15,341        $--             $--              --            $--         $ 6,900(16)
  Senior Vice            1998     85,225         3,680         --              --              --             --          12,992(16)
  President              1997     63,502         2,850         --           76,500(15)        2,650           --          12,513(16)

----------------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Bank, the costs to the Bank of providing such benefits to the named executive officer during the individual periods did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.
(2) Reflects the value of shares of restricted stock granted pursuant to the RRP. Such restricted stock vests over seven years from the date of grant. Cash dividends declared in respect of restricted stock held by the RRP Trust is paid by the RRP Trust, as soon as practicable after the RRP Trust's receipt thereof, to the recipient on whose behalf such restricted stock is then held by the RRP Trust. Any stock dividends declared in respect of restricted stock held by the RRP Trust are held by the RRP Trust until the subject restricted stock is distributed to the recipient thereof.
(3) Represents the fair market value of the shares of Common Stock allocated to Mr. Mouton's account in 1999, 1998 and 1997 pursuant to the ESOP.
(4) Mr. Byrd was hired as the Company's President in July 1999. See "Agreements with Management."
(5) Represents 28,000 shares of restricted Common Stock granted in 1999 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $385,000 on December 31, 1999.
(6) Mr. Lee was hired as the Company's Executive Vice President and In-House Counsel in August 1997.
(7) Represents 3,000 and 8,000 shares of restricted Common Stock granted in 1999 and 1997, respectively, pursuant to the RRP, which had the indicated values on the dates of grant. Mr. Lee had aggregate restricted stock holdings of 11,000 shares with a fair market value of $151,250 at December 31, 1999.

                                         (Footnotes continued on following page)

(8) Represents the fair market value of the shares of Common Stock allocated to Mr. Lee's account in 1999 and 1998 pursuant to the ESOP.
(9) Mr. McLemore was hired as the Company's Chief Financial Officer in August 1998.
(10) Represents 6,000 shares of restricted Common Stock granted in 1999 pursuant to the RRP, which had the indicated value on the date of grant and a fair market value of $82,500 on December 31, 1999.
(11) Represents the fair market value of the shares of Common Stock allocated to Mr. McLemore's account in 1999 pursuant to the ESOP.
(12) Mr. Ballatin was hired as the Company's Executive Vice President in 1997 and left the Company in 1999.
(13) Represents 3,000 and 10,000 shares of restricted Common Stock granted in 1999 and 1997, respectively, pursuant to the RRP, which had the indicated values on the dates of grant. Mr. Ballatin had no restricted stock holdings at December 31, 1999.
(14) Represents the fair market value of the shares of Common Stock allocated to Mr. Ballatin's account in 1999 and 1998 pursuant to the ESOP.
(15) Represents 3,000 shares of restricted Common Stock granted in 1997 pursuant to the RRP, which had the indicated value on the date of grant. Mr. Howton had aggregate restricted stock holdings of 2,142 shares with a fair market value of $29,452 at December 31, 1999.
(16) Represents the fair market value of the shares of Common Stock allocated to Mr. Howton's account in 1999, 1998 and 1997 pursuant to the ESOP.

STOCK OPTIONS

     The following table sets forth certain information concerning the grant of stock options to Daryl G. Byrd, the only named executive officer granted options during fiscal 1999.

                                                 INDIVIDUAL GRANTS
                   ------------------------------------------------------------------------------
                                                                                                  POTENTIAL REALIZABLE VALUE
                                               PERCENT OF                                         AT ASSUMED ANNUAL RATES OF
                    NUMBER OF SECURITIES     TOTAL OPTIONS                                         STOCK PRICE APPRECIATION
                         UNDERLYING            GRANTED TO      EXERCISE OR BASE                       FOR OPTION TERM(2)
                       OPTIONS GRANTED        EMPLOYEES IN          PRICE           EXPIRATION    --------------------------
                     (NUMBER OF SHARES)       FISCAL YEAR      ($ PER SHARE)(1)        DATE         5%($)           10%($)
                     ------------------       -----------      ----------------        ----         -----           ------
Daryl G. Byrd             84,000                  29.8%            $22.00            07/07/09     $1,162,197    $2,945,235

-------------------
(1) The exercise price was based on the fair market value of the Common Stock on the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend, in part, on the future performance of the Common Stock, the option holder's continued employment throughout the option period, and the date on which the options are exercised.

     In 1999, executive officers of the Company (7 persons) were granted options to purchase a total of 269,000 shares of Common Stock at a weighted average exercise price of $17.41 per share. In each case the exercise price was based on the fair market value of the Common Stock on the date of grant. Stock options to purchase a total of 91,416 shares of Common Stock held by former officers and other employees of the Company were cancelled in 1999.

     The following table sets forth information concerning the value of stock options held at December 31, 1999 by the named executive officers. Such officers did not exercise any options during 1999.

                                                NUMBER OF                              VALUE OF UNEXERCISED
                                               UNEXERCISED                                 IN-THE-MONEY
                                            OPTIONS AT YEAR END                       OPTIONS AT YEAR END (1)
                                     --------------------------------              -------------------------------
         NAME                         EXERCISABLE       UNEXERCISABLE              EXERCISABLE       UNEXERCISABLE
         ----                         -----------       -------------              -----------       -------------

Larrey G. Mouton                        79,077             105,439                     --                 --
Daryl G. Byrd                               --              84,000                     --                 --
Donald P. Lee                            2,286               5,714                     --                 --
James R. McLemore, Jr.                     429               2,571                     --                 --
John J. Ballatin                         3,572                  --                     --                 --
Ronald Howton                            1,766               3,234                     --                 --

----------------
(1) Calculated by determining the difference between the fair market value of the Common Stock underlying the options at December 31, 1999 ($13.75 per share) and the exercise price of the options. An option is in-the-money if the fair market value of the underlying security exceeds the exercise price of the option.

                             DIRECTORS' COMPENSATION

     During 1999, members of the Board of Directors of the Bank received fees of $2,000 per month for their services as directors of the Bank, except for the Chairman, who received fees of $2,300 per month, and Messrs. Mouton and Byrd, who were not compensated for such service. Members of the Board of Directors receive no additional compensation for their participation in any of the Committees or for services as directors of the Company.

                           AGREEMENTS WITH MANAGEMENT

     In July 1999, the Company and the Bank (collectively, the "Employers") entered into a two-year employment agreement with Mr. Mouton which superseded his 1995 employment agreement with the Company and the Bank. Until July 1, 2000, the Employers will employ Mr. Mouton as Chief Executive Officer of the Company; thereafter Mr. Mouton will serve in such capacities as may be mutually agreed upon by him and the Company. On an annual basis, the term of employment is automatically extended for an additional one-year period beyond the then effective expiration date unless written notice from the Employers is received at least 90 days prior to an anniversary date advising Mr. Mouton that the agreement shall not be further extended. The agreement is terminable with or without cause by the Employers. Mr. Mouton shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination. In the event that Mr. Mouton is terminated by the Employers for cause, disability or retirement, he shall have no right to compensation or other benefits, except that in the event of termination based on disability, the Employers shall provide continued medical insurance for the benefit of Mr. Mouton and his wife until he attains the age of 65. In the event of Mr. Mouton's death, his estate shall be paid his then annual compensation for a period of 12 months. In the event that Mr. Mouton's employment is terminated by the Employers for other than cause, disability, retirement or Mr. Mouton's death or that Mr. Mouton terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement (e.g., a reduction in his base salary), he shall be entitled to severance payments equal to the greater of the amount of his base salary (initially, $228,000 per year) for the remaining term of the agreement or his base salary multiplied by 1.0. In the event that the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by Mr. Mouton as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, Mr. Mouton will be entitled to cash severance payments equal to the greater of the amount of his base salary for the remaining term of the agreement or his base salary at the date of termination multiplied by 2.0. The aggregate payments to Mr. Mouton assuming termination of employment following a Change in Control at December 31, 1999, and without regard to other severance payments, would have been approximately $456,000. In addition, Mr. Mouton will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first. A "Change in Control" is generally defined in the employment agreement to include any change in control required to be reported under the federal securities laws, as well as the acquisition by any person of 25% or more of the Company's outstanding voting securities. Mr. Mouton's employment agreement provides that in the event that any payments to be paid thereunder are deemed to constitute "excess parachute payments" and, therefore, subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, the Employers may (i) contest the liability and exhaust all administrative and judicial appeals to that end, and/or (ii) pay Mr. Mouton an amount equal to the excise tax for which he is liable plus an amount equal to any additional federal, state, or local taxes that may result because of such additional payment.

     In July 1999, the Employers entered into a three-year employment agreement with Mr. Byrd. Until July 1, 2000, the Employers will employ Mr. Byrd as President of the Company and President and Chief Executive Officer of the Bank; thereafter, Mr. Byrd will also serve as Chief Executive Officer of the Company. Mr. Byrd's initial base salary under the employment agreement is $240,000 per year. In addition, the agreement provided that, as of the date thereof, Mr. Byrd be granted stock options to acquire 84,000 shares of Common Stock as well as awards under the RRP of 28,000 restricted shares of Common Stock. In most other respects, the terms and conditions of the employment agreement with Mr. Byrd are comparable to those in the employment agreement with Mr. Mouton. The aggregate payments to Mr. Byrd assuming termination of employment following a Change in Control at December 31, 1999, and without regard to other severance payments, would have been approximately $600,000.

     The Employers have also entered into severance agreements with Donald P. Lee and James R. McLemore, Jr. Under the terms of such severance agreements, the Employers have agreed that in the event that such officer's employment is terminated as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, such officer will be entitled to a cash severance amount equal to his base salary multiplied by 2.0.

     Although the above-described employment and severance agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

     The Company has entered into indemnification agreements with Daryl G. Byrd and Michael Brown. The indemnification agreements provide for retroactive as well as prospective indemnification to the fullest extent permitted by law against any and all expenses (including reasonable attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement of a proceeding. The agreements provide for the advancement of expenses upon the indemnitee's undertaking to repay such payment if the indemnitee shall be adjudicated to be not entitled to indemnification under Louisiana law. Following a Change in Control, as defined in the agreements, all determinations regarding a right to indemnity and advancement of expenses shall be made by an independent legal counsel. A "Change in Control" is generally defined in the indemnification agreements to include the acquisition by any person of 25% or more of the Company's outstanding voting securities, a change in a majority of the Board of Directors without Board approval, or a merger in which the Company's voting securities do not continue to represent at least 80% of the total voting securities. In the event of a potential Change in Control, the Company shall create a trust for the benefit of the indemnitees which upon a Change in Control shall not be revoked or the principal thereof invaded without the indemnitee's written consent. While not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that the indemnitees be provided with maximum coverage if there is such a policy.

                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

     Directors and executive officers of the Company were customers of the Bank in the ordinary course of business during 1999. These individuals also conducted other business with the Bank during the year. In addition, members of families of directors and executive officers, as well as companies with which they or their families are associated, were customers of the Bank and conducted other business with the Bank in the ordinary course of business during 1999. All loans and commitments included in those transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

                      REPORT OF THE COMPENSATION COMMITTEE

     The goals of the Compensation Committee are to assist the Company and the Bank in attracting and retaining qualified management, to motivate executives to achieve performance goals, to reward management for outstanding performance and to ensure that the financial interests of management and stockholders are aligned.

     Overview. Under the compensation policies of the Company and the Bank, which are endorsed by the Committee, compensation is paid based both on the executive officer's performance and the performance of the entire Company. In assessing performance for purposes of compensation decisions, the Committee considers financial and non-financial accomplishments, including but not limited to, net income of the Bank, profitability ratios, reports of regulatory examinations, overall growth of the Bank and market value of the Common Stock. The Committee reviews and considers the SNL Executive Compensation Review, the Wyatt-Watson Salary Survey and the Watson Company Salary Survey for Executive Officers for a comparison of compensation paid by the Bank's peer group. In assessing performance, the Committee does not make use of a mechanical weighting formula or use specific targets, but instead weighs the described factors as they deem appropriate in the total circumstances.

     Base Salary. In 1999 salary levels of senior officers (including the named executive officers) were established in 1998 consistent with this compensation policy. During 1999, Mr. Mouton's base salary was $228,000. In determining Mr. Mouton's base salary, the Compensation Committee considered the above-referenced factors, including the compensation analyses prepared by the referenced third parties. In July 1999, the Company and the Bank entered into a new employment agreement with Mr. Mouton which provided that his base salary will continue to be $228,000 per year, which may be increased, but not decreased, by the Board of Directors, and that Mr. Mouton may continue to receive discretionary bonuses. Under the agreement, Mr. Mouton has agreed to serve as Chief Executive Officer of the Company until July 1, 2000 and thereafter to serve in such capacities as he and the Company may mutually agree to.

     Also in July 1999, the Company and the Bank entered into an employment agreement with Daryl G. Byrd to serve as President of the Company and President and Chief Executive Officer of the Bank. Under the employment agreement, Mr. Byrd will become Chief Executive Officer of the Company on July 1, 2000. In determining Mr. Byrd's base salary of $240,000, the Committee recognized Mr. Byrd's reputation in the Louisiana banking industry and his record of prior achievements at other financial institutions which the Committee and the Board of Directors believe will expedite the Bank's growth as a commercial bank. Under the terms of his employment agreement, Mr. Byrd's salary may be increased, but not decreased, by the Board of Directors, and Mr. Byrd may receive bonuses, when, as, and if determined by the Board of Directors.

     Subsequent to Mr. Byrd's employment, the Company and the Bank retained a number of senior officers with substantial commercial bank experiences. The Committee also considered their records of achievement in establishing their compensation levels.

     In determining awards granted to executive officers under the Company's stock option plans and RRP, other than Mr. Mouton who did not receive any such awards in 1999, the Committee considered the contributions made by such officers to the Company and the Bank and such officers' responsibilities. The awards granted under the stock option plans and RRP were also designed to provide an incentive to executive officers to contribute to the Company's continued success as a commercial bank holding company in the future. The Executive Bonus Plan, which was adopted in 1998, provides for bonuses to be paid to executive officers based upon certain performance criteria, which consists primarily of meeting net income targets. Bonuses payable thereunder for 1998 were paid in 1999 and aggregated $129,852, including a bonus of $60,001 to Mr. Mouton.

     Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for their approval.

                                     Respectfully submitted,


                                     Cecil C. Broussard
                                     William H. Fenstermaker
                                     E. Stewart Shea, III

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 1999. None of these individuals is a former officer of the Company or any of its subsidiaries.

                                PERFORMANCE GRAPH

     The following graph, which was prepared by SNL Securities LC, Charlottesville, Virginia, compares the cumulative total return on the Common Stock over a measurement period since the Company's initial issuance of Common Stock in April 1995 with (i) the cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Total Return Index (for United States companies) and (ii) the cumulative total return on the stocks included in the SNL Peer Group Index. All of these cumulative returns are computed assuming the reinvestment of dividends which were paid during the applicable time period.

                 [GRAPH ILLUSTRATING TOTAL RETURN PERFORMANCE]

                                                                        PERIOD ENDING
                                            ------------------------------------------------------------------------
INDEX                                          04/07/95    12/31/95    12/31/96    12/31/97    12/31/98    12/31/99
--------------------------------------------------------------------------------------------------------------------
ISB Financial Corporation                        100.00      117.64      144.13      243.28      184.37      118.80
NASDAQ - Total US                                100.00      130.26      160.26      196.37      276.66      502.90
SNL $1B-$5B Bank Index                           100.00      127.87      165.77      276.45      275.81      253.48

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed Castaing, Hussey, Lolan & Dauterive, L.L.P., independent certified public accountants, to perform the audit of the Company's financial statements for the fiscal year ending December 31, 2000, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by Castaing, Hussey, Lolan & Dauterive, L.L.P. that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Castaing, Hussey, Lolan & Dauterive, L.L.P. will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CASTAING, HUSSEY, LOLAN & DAUTERIVE, L.L.P. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

               PROPOSED AMENDMENT OF THE ARTICLES OF INCORPORATION
                          TO CHANGE THE COMPANY'S NAME

     The Board of Directors of the Company has unanimously approved the proposed amendment of Article 1 of the Articles of Incorporation and recommended that it be submitted to the Company's stockholders for approval.

     The proposed amendment would, if approved, change the corporate title of the Company from "ISB Financial Corporation" to "IBERIABANK Corporation" by amending Article 1 of the Articles of Incorporation to read as follows:

          ARTICLE 1. NAME. The name of the corporation is IBERIABANK Corporation (hereinafter referred to as the "Corporation").

     The Board of Directors believes that there are significant benefits to the proposed title change. First, internal studies indicate the Company has a strong brand name recognition in its markets with the Bank's name, "IBERIABANK." Management believes the Company needs to capitalize on this name recognition whenever possible. Second, the Company wants its customers to be stockholders, and its stockholders to be customers. Management believes that the Company becomes a stronger organization if this linkage occurs. Finally, management believes that the Bank has successfully completed its transition from a savings bank to a commercial bank. Therefore, reference to "savings bank" or "SB" in the Company's corporate title does not accurately reflect the Bank's current position or organizational focus.

     Subject to stockholder approval of the proposed amendment, the Company has applied to change the Common Stock symbol on the NASDAQ Stock Market from "ISBF" to "IBKC."

     THE PROPOSED AMENDMENT OF ARTICLE 1 OF THE ARTICLES OF INCORPORATION TO BE EFFECTIVE MUST BE APPROVED BY A MAJORITY OF THE SHARES ENTITLED TO VOTE GENERALLY IN AN ELECTION OF DIRECTORS. THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED NAME CHANGE IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT OF
ARTICLE 1 OF THE ARTICLES OF INCORPORATION.

                              STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April 2001, must be received at the principal executive offices of the Company, 1101 E. Admiral Doyle Drive, New Iberia, Louisiana 70560, Attention: Donald P. Lee, Secretary, no later than December 6, 2000. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article 9.D. of the Company's Articles of Incorporation, which provide that the stockholder must give timely notice thereof in writing to the Secretary of the Company. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company's capital stock which are beneficially owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have). To be timely with respect to the annual meeting of stockholders scheduled to be held in April 2001, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company no later than March 6, 2001. With respect to the 2001 annual meeting of stockholders and pursuant to SEC rules, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement and form of proxy, by March 6, 2001, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

     Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for fiscal 1999 required to be filed with the SEC under the 1934 Act. Such written requests should be directed to James R. McLemore, Jr., Senior Vice President and Chief Financial Officer, ISB Financial Corporation, 1101 East Admiral Doyle Drive, New Iberia, Louisiana 70560.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named therein will vote such proxies in accordance with their judgment. Under SEC rules, if a stockholder notifies the Company after February 21, 2000 of such stockholder's intent to present a proposal at the Annual Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Annual Meeting, without any discussion of the matter in this Proxy Statement.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                         By Order of the Board of Directors

                                         /s/ Emile J. Plaisance, Jr.
                                         Emile J. Plaisance, Jr.
                                         CHAIRMAN OF THE BOARD

New Iberia, Louisiana
April 5, 2000

                                     FORM OF
                                 REVOCABLE PROXY
                            ISB FINANCIAL CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 5, 2000

     The undersigned, being a stockholder of ISB Financial Corporation ("Company") as of March 9, 2000, hereby appoints Daryl G. Byrd and James R. McLemore, Jr., or either of them, with full powers of substitution, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the main office of IBERIABANK, located at 1101 East Admiral Doyle Drive, New Iberia, Louisiana, on Friday, May 5, 2000 at 1:00 p.m., Central Time, and at any adjournment of said Meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.   Election of Directors for three-year term

|_|  FOR                 |_|  WITHHOLD                 |_|  FOR ALL EXCEPT

Nominees for three-year term expiring in 2003: Ernest P. Breaux, Jr., Cecil C. Broussard and Richard F. Hebert.

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED ABOVE.

2. Ratification of the appointment by the Board of Directors of Castaing, Hussey, Lolan & Dauterive, L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 2000.

|_|   FOR                 |_|   AGAINST               |_|   ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF CASTAING, HUSSEY, LOLAN & DAUTERIVE, L.L.P.

3. Proposal to amend Article 1 of the Articles of Incorporation to change the Company's name to "IBERIABANK Corporation".

|_|   FOR                 |_|   AGAINST               |_|   ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME.

4. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

     SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS, FOR THE PROPOSED AMENDMENT TO THE
ARTICLES  OF   INCORPORATION   TO  CHANGE  THE  COMPANY'S  NAME  TO  "IBERIABANK
CORPORATION," AND OTHERWISE AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

Dated:  ______________ , 2000


                                              -------------------------------

                                              -------------------------------
                                                              Signatures

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

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PLEASE MARK,  SIGN,  DATE AND RETURN THE PROXY CARD PROMPTLY  USING THE ENCLOSED
ENVELOPE.

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